UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results Of Operations and Financial Condition.

On March 2, 2006, Kosan Biosciences Incorporated (“Kosan” or the “Company”) publicly disseminated a press release announcing its financial results for the quarter and year ended December 31, 2005 as well as financial guidance for 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 2.02 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 1, 2006, the Company committed to a restructuring that resulted in a workforce reduction of 39 positions, primarily in research and general and administration. The restructuring is intended to reflect the Company’s commitment to the clinical development of its Hsp90 (heat shock protein 90) inhibitor program as the Company anticipates moving into late-stage clinical trials, and the Company’s continued dedication to the clinical development of its epothilone program together with its partner, Roche. The Company intends to continue to strategically invest in its in-house proprietary drug discovery efforts with the goal of advancing high-quality lead candidates into preclinical and clinical development. The Company expects to complete the restructuring in the first quarter of 2006.

The reduction in workforce is anticipated to result in a one-time severance-related charge of approximately $500,000 to $600,000. The Company estimates that this will represent the total amount of the charge to be incurred in connection with the restructuring and that this amount represents the amount of the charge that will result in future cash expenditures. The severance-related charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may differ, perhaps materially. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, its decision to restructure.

This report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring, Kosan’s plans to strategically invest in drug discovery efforts, Kosan’s ability to advance high-quality lead candidates into preclinical and clinical development and Kosan’s ability to move its Hsp90 program into late-stage clinical trials. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of Kosan to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to Kosan’s ability to obtain the capital necessary to fund its operations on acceptable terms, or at all; clinical advancement of its product candidates and the costs of conducting clinical studies for these product candidates; Kosan’s dependence on its collaboration with Roche for most of its revenues; the possibility that Kosan may require more cash than anticipated for its operating activities; Kosan’s need to retain skilled employees and consultants and other risks detailed from time to time in Kosan’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and other periodic filings with the SEC. Kosan does not undertake any obligation to update forward-looking statements.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated March 2, 2006, entitled “Kosan Reports Fourth Quarter and Year End Results, Announces Workforce Reduction and Provides 2006 Financial Guidance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: March 7, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn, Senior Vice President, General Counsel and Secretary